SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14 a-11(c) or ss. 240.14a-12

                              CITY HOLDING COMPANY
                (Name of Registrant as Specified In Its Charter)

 ...............................................................................
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       (1)    Title of each class of securities to which transaction applies:

              .................................................................
       (2)    Aggregate number of securities to which transaction applies:

              .................................................................
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee was calculated and state how it was determined):

              .................................................................
       (4)    Proposed maximum aggregate value of transaction:

              .................................................................
       (5)    Total fee paid:

              .................................................................
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)    Amount Previously Paid:
            .......................................
     (2)    Form, Schedule or Registration Statement No.:
            .......................................
     (3)    Filing Party:
            .......................................
     (4)    Date Filed:
            .........................................

                                             April 1, 1998






Dear Shareholder:

         We cordially invite you to attend the annual meeting of shareholders of City Holding Company to be held at the Charleston Marriott Town Center located at 200 Lee Street East, Charleston, West Virginia 25301, on April 28, 1998, at 4:00 p.m. Your Board of Directors and management look forward to personally greeting those of you who are able to attend the meeting.

         Shareholders will be asked to elect five Class III Directors to the Board of Directors to serve three year terms, to ratify the Board of Directors' appointment of Ernst & Young LLP as auditors for City Holding for 1998, and to transact such other business as may properly come before the meeting or any adjournment thereof.

         If you cannot attend the meeting in person, please complete the enclosed proxy and return it in the accompanying postage-paid envelope so that your shares will be represented at the meeting. Only holders of City Holding Common Stock of record at the close of business on March 16, 1998 are entitled to notice of and to vote on matters to be transacted at the Annual Meeting.

         City Holding thanks you for your consideration and continued support.



                                     Sincerely,



                                     Steven J. Day,
                                     President and Chief Executive Officer,
                                     City Holding Company

                              CITY HOLDING COMPANY
                                25 Gatewater Road
                        Cross Lanes, West Virginia 25313

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 28, 1998

         Notice is hereby given that the annual meeting of shareholders of City Holding Company ("City Holding") will be held at the Charleston Marriott Town Center located at 200 Lee Street East, Charleston, West Virginia 25301, on April 28, 1998, at 4:00 p.m. for the following purpose:

         1. Election of Directors. To elect five Class III Directors to the Board of Directors to serve three-year terms.

         2. Ratification of Auditors. To ratify the Board of Directors' appointment of Ernst & Young LLP as auditors for City Holding for 1998; and

         3. Other Business. To consider and vote upon such other matters as may properly come before the meeting.

         Only holders of City Holding Common Stock of record at the close of business on March 16, 1998 are entitled to notice of and to vote on matters to be transacted at the Annual Meeting or any postponement or adjournment thereof. All properly executed proxies delivered pursuant to this solicitation will be voted at the annual meeting in accordance with instructions, if any. In the absence of instructions, the proxies will be voted FOR Items One and Two as described in the accompanying Proxy Statement.

                                        By Order of the Board of
                                        Directors,



                                        Otis L. O'Connor
                                        Secretary

April 1, 1998
Charleston, West Virginia

                       1998 ANNUAL MEETING OF SHAREHOLDERS


                                 PROXY STATEMENT





                                     GENERAL

         Proxies in the form enclosed are solicited by the Board of Directors for the 1998 City Holding Company Annual Meeting of Shareholders (the "Annual Meeting") to be held at 4:00 p.m. on April 28, 1998 at the Charleston Marriott Town Center located at 200 Lee Street East, Charleston, West Virginia. The Company anticipates that this Proxy Statement will be mailed to shareholders on or about April 4, 1998.

         Any shareholder giving a proxy may revoke it at any time before it is voted by written notice to the Company, P.O. Box 7520, Cross Lanes, West Virginia 25313-7520, Attention: Shareholder Relations, Victoria A. Evans, or by the execution of a proxy with a later date, or by voting in person at the Annual Meeting the shares represented by the proxy. All shares represented by a proxy, when executed and not so revoked, will be voted in accordance with such instructions. If the proxy contains no instructions, it will be voted FOR Items One and Two as described herein.

         The affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP. Directors are elected by a plurality of the votes cast. In all elections of directors, each shareholder shall have the right to cast one vote for each share of stock owned by him for as many persons as there are directors to be elected, or upon notice to the Company, he may cumulate such votes and give one candidate as many votes as the number of directors to be elected multiplied by the number of his shares of stock or he may distribute them on the same principle among as many candidates and in such manner as he shall desire. If one shareholder has given notice that he intends to cumulate votes, all shareholders may do so. The Proxies may cumulate their votes at their discretion.

         The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present for purposes of determining the presence of a quorum. As a consequence, abstentions will be counted as votes against the proposal. Because director nominees must receive a plurality of the votes cast at the meeting, a vote withheld will not affect the outcome of the election.





         The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company, but no special compensation will be paid to any person for personal solicitation of proxies. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy material to beneficial owners.

                         OWNERSHIP OF EQUITY SECURITIES

         The Company's only authorized voting equity security is its Common Stock, par value $2.50 per share (the "Common Stock"). As discussed on the preceding pages, the Company's Common Stock has one vote per share on all matters except the election of Directors. On March 16, 1998, the date for determining shareholders entitled to vote at the Annual Meeting (the "Record Date"), there were outstanding and entitled to vote 6,477,353 shares of Common Stock.

         The table below presents certain information as of the Record Date regarding beneficial ownership of shares of Common Stock by Directors, nominees for Director, and all Directors and named executive officers as a group. The Company knows of no person that owns more than 5% of the outstanding Common Stock.

                                                                                         Aggregate
                                     Sole Voting and                                     Percentage
Name                                 Investment Power                 Other (1)          Owned
----                                 ----------------                 ---------          -----
Samuel M. Bowling                               44,755                    56,538         1.56%
C. Scott Briers                                  6,817                     2,517         0.14%
Dr. D. K. Cales                                 88,480                         0         1.37%
Hugh R. Clonch                                  18,960                    89,380         1.67%
Steven J. Day                                   31,236                    19,926         0.79%
Robert D. Fisher                                 6,822                         0         0.11%
William M. Frazier                              32,591                    52,213         1.31%
Jack E. Fruth                                   30,590                         0         0.47%
Jay Goldman                                     10,131                       304         0.16%
David E. Haden                                  61,432                         0         0.95%
Carlin K. Harmon                                33,094                     8,268         0.64%
C. Dallas Kayser                                33,467                       441         0.52%
Otis L. O'Connor                                 3,559                        14         0.06%
Leon K. Oxley                                   27,661                    44,263         1.11%
Bob F. Richmond                                 10,706                     1,157         0.18%
Mark Schaul                                     28,988                     1,639         0.47%
Van R. Thorn, II                                 1,904                     2,313         0.07%
   Directors and Named Executive
   Officers as a group (20 persons)
                                               494,012                   296,244        12.20%
--------------

(1) Includes shares (a) owned by or with certain relatives; (b) held in various fiduciary capacities; (c) held by certain corporations; or (d) held in trust by the Company's 401(k) and Profit Sharing Plan; or (e) held in trust by the Company's Employee Stock Ownership Plan (ESOP).




                       ELECTION OF THE COMPANY'S DIRECTORS

         The Company's Board of Directors presently comprises seventeen members. The Board of Directors is classified into three classes, with one class to be elected each year to a three-year term.

         Proxies will be voted for the election of the following nominees as Class III directors to serve until the Company's 2001 Annual Meeting. Each nominee is currently a director of the Company. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve if elected, but in such event, proxies will be voted for such substitutes as the Board may designate. The Proxies may cumulate votes at their discretion.

                                                 Principal Occupation                           Director
Name (Age)                                       and Business Experience                        Since
----------                                       -----------------------                        -----
Class III  Nominees  (to  serve  until the 2001
          Annual Meeting)

Dr. D. K. Cales (68)                             Dentist, Rainelle, WV.                         7/90

Jay Goldman (54)                                 President,  Goldman  Associates (real          8/88
                                                 estate) Charleston, WV.

C. Dallas Kayser (46)                            C. Dallas Kayser, L.C. (attorney)              1/95
                                                 Point Pleasant, WV.

Robert D. Fisher (45)                            Partner, Adams Fisher & Evans                  8/94
                                                 (attorney) Ripley, WV.

William M. Frazier (69)                          Attorney, Frazier & Oxley, LC;                 2/97
                                                 Chairman of the Board and Chief Executive
                                                 Officer of The Old National Bank of
                                                 Huntington, Huntington, WV, since 1984;
                                                 President from 1984 to 1997.

Class I Directors (to serve until the
         1999 Annual Meeting)

Samuel M. Bowling (60)                           President, Dougherty Company, Inc.             3/83
                                                 (mechanical contractor) since 1977, Chairman
                                                 of the Company since 1990.




                                                 Principal Occupation                           Director
Name (Age)                                       and Business Experience                        Since
----------                                       -----------------------                        -----

Steven J. Day (44)                               President and Chief Executive  Officer of      11/88
                                                 the Company since 1990; Treasurer and Chief
                                                 Financial Officer from 1983 to 1990.

Jack E. Fruth (69)                               Principal Owner, Fruth Pharmacies              4/87
                                                 Point Pleasant, WV.

Otis L. O'Conner (62)                            Partner, Steptoe & Johnson                     1/76
                                                 (attorneys) Charleston, WV.

Bob F. Richmond (57)                             Executive Vice President and Cashier, First    1/95
                                                 National Bank of Hinton, Hinton, WV, since
                                                 1981; Vice President from 1972 to 1981.

Leon K. Oxley (49)                               Attorney, Frazier & Oxley, LC;                 2/97
                                                 President of the Old National Bank of
                                                 Huntington, Huntington, WV, since 1997;
                                                 Secretary from 1981 to 1997.

Class II Directors(to serve until the
         2000 Annual Meeting)

Carlin K.Harmon (61)                             President & Chief Executive Officer,           9/88
                                                 First State Bank & Trust, Rainelle,
                                                 WV, since 1972; Executive Vice
                                                 President of the Company since 1990.

Mark Schaul (67)                                 President, Charmar Realty Company,             3/76
                                                 Charleston, WV.

Van R. Thorn (49)                                Chief Executive Officer, The Home              5/92
                                                 National Bank of Sutton, Sutton,
                                                 WV, since 1992; Cashier from 1979
                                                 to 1992.

C. Scott Briers (62)                             President of the Board, First National         1/95
                                                 Bank of Hinton, Hinton, WV, since 1994;
                                                 President  of Briers  Furniture
                                                 since 1977.

                                                 Principal Occupation                           Director
Name (Age)                                       and Business Experience                        Since
----------                                       -----------------------                        -----

Hugh R. Clonch (58)                              President of Clonch                            9/95
                                                 Industries, Inc. (timber) in
                                                 Dixie, WV, since 1975.

David E. Haden (59)                              President of RMI, ltd. (insurance) in          1/98
                                                 Winfield, WV, since 1987.


Committees of the Board of Directors

         The entire Board of Directors functions as a nominating committee by considering nominees for election as Directors of the Company. The Board will consider nominees recommended by shareholders if such recommendations are submitted in writing and delivered or sent by first class registered or certified mail to the President of the Company not less than 14 days and no more than 50 days prior to the date of the 1999 Annual Meeting. Such recommendations should include the name, address, occupation and ownership of shares of Common Stock of the nominee, and the name, address and ownership of shares of Common Stock of the nominating shareholder.

         City Holding has a standing Audit Committee consisting of three members, Dr. D. K. Cales, Jack E. Fruth, and Mark Schaul. The Audit Committee has the responsibility of meeting with and reviewing the scope of work performed by internal and external auditors. Significant matters are discussed with the full Board of Directors. This committee meets on a quarterly basis as needed and met four times during 1997.

         The Company has a Compensation Committee consisting of Dr. D. K. Cales, Jack E. Fruth, and Jay Goldman, none of whom is an employee of City Holding. The Compensation Committee makes recommendations to the Board with respect to the compensation of executive officers and certain other officers who participate in the Company's Stock Incentive Plan. This committee meets once a year.

Attendance

         The Company's Board of Directors held 12 meetings during the fiscal year ended December 31, 1997. No director attended fewer than 75% of the meetings of the Company's Board, all members of the Audit Committee attended all of the Audit Committee meetings, and all members of the Compensation Committee attended the Compensation Committee meeting.

Compensation of Directors

         In 1997, the Company's Directors were paid a fee of $500 for each meeting of the full board, regardless of attendance. The Audit Committee and Compensation Committee members are paid a fee of $250 for each meeting attended. Directors who are also officers of the Company and its subsidiaries receive no fee.

                               EXECUTIVE OFFICERS

         At December 31, 1997, the executive officers of City Holding were as follows:

         Steven J. Day, President and Chief Executive Officer.

         George F. Davis, Executive Vice President, 70, has been President and Chief Executive Officer of Merchants National Bank since 1979. Mr. Davis retired during the first quarter of 1998 upon reaching his 70th birthday.

         Carlin K. Harmon, Executive Vice President.

         Matthew B. Call, 40, has been Senior Vice President of City Holding Company since August 1994. Prior to joining City Holding Company, he was Senior Vice President and Cashier for Bank One, West Virginia.

         Robert A. Henson, CPA, 36, has been Chief Financial Officer of City Holding since May 1990. He was Chief Accounting Officer from 1988 to 1990 and has been employed by the Company since 1987. Prior to joining the Company, he was an Audit Manager with Ernst & Young LLP in Charleston, West Virginia.

         F. Eric Nelson, Jr., 36, has been Treasurer and Investment Portfolio Manager of the Company since October 1994. He was Chief Operations Officer and Investment Portfolio Manager from 1992 to 1994 and Vice President and Investment Portfolio Manager from 1990 to 1992. Prior to joining the Company, he was a Director with the Corporate Finance Department of Crestar Bank in Richmond, Virginia.

         John W. Alderman, III, 33, has been Vice President and Chief Legal Officer of City Holding Company since April, 1997. Prior to joining City Holding Company, he was an associate at Steptoe & Johnson, Charleston, WV.

         Larry L. Dawson, 51, has been Senior Vice President of City Holding Company since November, 1997. Prior to joining the Company, he was Chairman of the Board, President, and Chief Executive Officer for Wesbanco-Charleston, West Virginia and Vice-President of Wesbanco, Inc.


                             EXECUTIVE COMPENSATION

         The following table presents information relating to the annual compensation for the Company's Chief Executive Officer and the four highest-paid executive officers, as well as the total compensation paid to each individual during the Company's last three fiscal years:


                                             Summary Compensation Table
                                                 Annual Compensation

Name and                                                                                   All Other
Principal Position             Year             Salary ($)         Bonus ($) (1)           Compensation(2)
---------------------------------------------------------------------------------------------------------------
Steven J. Day
    President and Chief        1997             $203,663              $107,691                 $26,485
    Executive Officer          1996              194,057                90,444                  23,597
                               1995              187,043                80,718                  22,127


Carlin K. Harmon
    Executive Vice             1997              162,384                86,053                  24,021
    President                  1996              154,726                69,574                  23,613
                               1995              149,133                57,764                  22,408


George F. Davis
    Executive Vice             1997              139,037                57,619                  25,869
    President                  1996              132,480                37,094                  20,857
                               1995              123,500                19,000 (3)               9,203

Robert A. Henson               1997              102,306                55,123                  24,953
    Chief Financial Officer    1996               97,481                46,302                  22,168
                               1995               93,957                40,602                  20,572


F. Eric Nelson, Jr.
    Treasurer and              1997               94,429                50,416                  25,227
    Investment Portfolio       1996               89,975                42,904                  22,187
    Manager                    1995               86,723                37,560                  19,127


(1) Includes bonus awards under the Company's Incentive Plan.
(2) Includes Company matching and profit-sharing contributions under the Company's Profit-Sharing and 401(k) Plan, which was implemented January 1, 1991, and the Company's ESOP, which was implemented January 1, 1996.
(3) During 1995, Mr. Davis' compensation was calculated based on the recommendations of the Senior Personnel Committee of Merchants National Bank. Since January 1996, Mr. Davis' compensation has been calculated in accordance with City Holding's Incentive Plan. Aggregated Option Exercises in 1997 and December 31, 1997 Option Values

         The following table summarizes options exercised during 1997 and presents the value of unexercised options held by the named executives at December 31, 1997:

                                                                       Number of                      Value
                                                                 Securities Underlying            of Unexercised
                                                                      Unexercised                  In-the-Money
                                                                        Options                      Options
                         Shares Acquired          Value        at December 31, 1997 (#)      at December 31, 1997 ($)
                           on Exercise          Realized           Exercisable (E)/              Exercisable (E)/
        Name                   (#)                 ($)             Unexercisable (U)            Unexercisable (U)
---------------------- --------------------- ---------------- ---------------------------- -----------------------------
Steven J. Day                             0                0           8,000 (E)                   140,000 (E)
                                                                       7,659 (U)                   134,032 (U)

Carlin K. Harmon                      2,507           20,056               0                            0

George F. Davis                           0                0            270 (E)                     4,725 (E)

Robert A. Henson                          0                0           7,337 (E)                   128,397 (E)

F. Eric Nelson                            0                0           5,313 (E)                    92,977 (E)

Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors of the Company (the "Committee") is comprised of three outside directors, none of whom serves on the board of any other Committee member's company or organization.
The Committee has access to both outside legal counsel and consultants.

To the Board of Directors of City Holding Company:

         The Compensation Committee of the Board of Directors of the Company submits the following report of its deliberations with respect to compensation of the Company executives for 1997:

         City Holding executives are compensated under the Company's Incentive Plan (the "Incentive Plan") adopted in 1992. The Incentive Plan is designed to link executive compensation to the performance of the Company and to provide levels of compensation adequate to attract and to retain quality management. For 1997, thirty-seven members of the Company's consolidated management group, including five members of Executive Management, participated in the Incentive Plan.

         Compensation under the Incentive Plan includes base salaries with provisions for annual increases and bonuses, including stock options, based on individual and corporate performance. Bonuses are paid one-half in cash and one-half in Common Stock, while stock options are awarded at the Committee's discretion. Maximum salary increases (as a percentage of the percentage increase in the Consumer Price Index) and bonuses, including stock options, (as a percentage of salary) are calculated under the Incentive Plan based upon performance as measured by annual return on average assets and return on average equity. The Committee believes that these ratios best measure performance that is likely to translate into increased shareholder value. Participants are automatically awarded 40% of their maximum base salary and bonus, if any. The remaining 60% of the maximum base salary increase and bonus is awarded based on individual performance during the prior year. The Incentive Plan may be amended or rescinded at any time.

         Base Salaries. Base salaries for 1997 were determined in accordance with the formula that was adopted as part of the Incentive Plan. The average increase in base pay for 1997 was approximately 5%.

         Annual Bonuses. For performance in 1997, the five members of Executive Management eligible to participate, including Mr. Day, were awarded approximately $356,902 in annual bonuses under the Incentive Plan. Based on the level of individual performance during the year as reflected in the Company's return on average assets and return on average equity, this amount included awards of 100% of the maximum bonuses payable under the Incentive Plan, including an award of approximately $108,000 to Mr. Day.

                                          Respectfully submitted,

                                          Dr. D. K. Cales
                                          Jack E. Fruth
                                          Jay Goldman


Stock Incentive Plan

         The Committee administers the Company's 1993 Stock Incentive Plan (the "Stock Incentive Plan"). The Committee may delegate its authority to administer the Stock Incentive Plan to an officer of the Company.

         Key employees of the Company and its related entities and individuals who provide services to the Company and its related entities are eligible to participate in the Stock Incentive Plan. The class of eligible personnel is selected by the Committee and includes approximately 37 people, including Messrs. Day, Harmon, Davis, Henson and Nelson. The Committee may, from time to time, grant stock options, stock appreciation rights ("SARs"), or stock awards to Stock Incentive Plan Participants.

         Options granted under the Stock Incentive Plan may be incentive stock options ("ISOs") or nonqualified stock options. The option price will be fixed by the Committee at the time the option is granted, but in the case of an ISO, the price cannot be less than the shares' fair market value on the date of grant. The option price may be paid in cash, or, with the Committee's consent, with shares of Common Stock, a combination of cash and Common Stock or in installments.

         SARs entitle the participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR. The initial value of the SAR is the fair market value of a share of Common Stock on the date of grant.

         SARs may be granted in relation to option grants ("Corresponding SARs") or independently of option grants. The difference between these two types of SARs is that to exercise a Corresponding SAR, the participant must surrender unexercised that portion of the stock option to which the Corresponding SAR relates.

         Participants may also be awarded shares of Common Stock pursuant to a stock award. The Committee may prescribe that a participant's right in a stock award shall be nontransferable or forfeitable or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the participant continue employment with the Company for a specified period or that the Company or the participant achieve stated objectives.

         The Stock Incentive Plan provides that outstanding options and SARs will become exercisable and outstanding stock awards will be earned in full and nonforfeitable upon a change in control.

         A maximum of 300,000 shares of Common Stock may be issued upon the exercise of options and SARs and stock awards. This limitation can be adjusted, as the Committee determines is appropriate, in the event of a change in the number of outstanding shares of Common Stock by reason of a stock dividend, stock split, combination, reclassification, recapitalization or other similar events. The terms of outstanding awards also may be adjusted by the Committee to reflect such changes. Primarily due to stock dividends declared in prior years, the maximum number of shares in the Stock Incentive Plan, currently total 399,300.

         No option, SAR or stock award may be granted under the Stock Incentive Plan after March 8, 2003. The Company's Board of Directors may, without further action by shareholders, terminate or suspend the Stock Incentive Plan in whole or in part. The Board of Directors may also amend the Stock Incentive Plan except that no amendment that increases the number of shares of Common Stock that may be issued under the Stock Incentive Plan or changes the class of individuals who may be selected to participate in the Plan will become effective until it is approved by shareholders.

Employee Benefit Plans

         Under the Company's Profit Sharing & 401(k) Plan (the "Plan"), a deferred compensation plan under the Internal Revenue code, eligible participants, including Messrs. Day, Harmon, Davis, Henson and Nelson, may contribute from 1% to 15% of pre-tax earnings to their Plan accounts. Contributions may be invested in any of six investment options as selected by the participant, including Company Common Stock. The Company matches, in its Common Stock, 50% of the first 6% of earnings contributed by each participant. Although the profit sharing features of this Plan remain intact, future profit sharing contributions, if any, are expected to be made to the Employee Stock Ownership Plan.

         City Holding Company's Employees Stock Ownership Plan ("ESOP"), covers all eligible employees, including Messrs. Day, Harmon, Davis, Henson and Nelson, who have completed one year of service and have attained the age of 21. The ESOP plan was created January 1, 1996, and includes both a Money Purchase and a Stock Bonus feature. Annually, the Company will contribute to the Money Purchase account an amount equal to 9% of eligible compensation. The Stock Bonus account contributions are discretionary and are determined annually by the Company's Board of Directors. For the year ended December 31, 1997, ESOP contributions for Messrs. Contributions for Messrs. Day, Harmon, Davis, Henson and Nelson equaled 14% of the 1997 maximum contribution limit as set forth by the Internal Revenue Service. Contributions to all executive officers of the Company aggregated $112,000, and included contributions of $22,400 each to Messrs. Day, Harmon, Henson, Nelson, and Davis.

                                PERFORMANCE GRAPH

         The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on Common Stock (as measured by dividing (i) the sum of (A) the cumulative amount of dividends, assuming dividend reinvestment during the periods presented and, (B) the difference between the Common Stock share price at the end and the beginning of the periods presented; by (ii) the share price at the beginning of the periods presented) with The Nasdaq Stock Market Index and the Peer Group Index. The Peer Group consists of publicly-traded financial institutions over $1 billion but less than $5 billion in assets headquartered in Ohio, Pennsylvania, Virginia, Kentucky, and Maryland.



           1992        1993        1994        1995        1996        1997
           ----        ----        ----        ----        ----        ----
CHCO      100.00      160.67      158.76      154.39      177.50      299.83
PEER      100.00      123.01      118.44      143.42      172.79      282.97
NASDAQ    100.00      114.79      112.21      158.68      195.19      239.63

                              EMPLOYMENT AGREEMENTS

         The Company has an executive severance agreement with Mr. Day providing that if his employment is terminated (either voluntarily or involuntarily other than as a normal consequence of death, disability or retirement at a normal retirement age) at any time within a period of two years from a change in control of the Company, he will receive as compensation for services a lump sum payment (subject to any applicable payroll and other taxes) generally equal to
2.99 times his annual compensation. A "change of control" shall be deemed to have taken place if (i) a third person acquires shares of Common Stock that, aggregated with shares of Common Stock previously held by such person, have 30% or more of the total number of votes that may be cast for the election of directors of the Company; or (ii) as the result of any cash tender or exchange offer, merger or other business combination or sale of assets, shares of Common Stock are converted into cash or securities of another corporation.

         The Company also has an agreement with Mr. Davis providing that he will serve as Executive Vice President of the Company at annual compensation and benefits not less than his last compensation package with Merchants National Bank prior to their acquisition. Additionally, the agreement provides that when Mr. Davis retires on his seventieth birthday, the Company will retain him in a consulting capacity for three years and will pay him an annual fee equal to fifty percent of his last annual salary.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During 1997, the Company and its subsidiaries had, and expect to have in the future, banking transactions with officers and directors of the Company, their immediate families and entities in which they are principal owners (more than 10% interest). The transactions are in the ordinary course of business and on substantially the same terms, including interest rates and security, as those prevailing at the same time for comparable transactions with others and do not involve more than the normal risk of collectibility or present other unfavorable factors.

         Otis L. O'Connor, Secretary and Director of the Company, is a partner in Steptoe & Johnson, Charleston, West Virginia, which performed legal services for the Company in 1997 and is expected to continue to perform similar services in the future.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company's executive officers, directors and 10% shareholders are required under the Securities Exchange Act of 1934 (the "Exchange Act") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of these reports must also be furnished to City Holding. Based solely on review of the copies of such reports furnished to the Company through the date hereof, or written representations that no reports were required, the Company believes that during 1997, all filing requirements applicable to its officers, directors and 10% shareholders were met, except that Mr. Harmon filed late one Form 4 with respect to one transaction.



                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Company's Board of Directors has appointed Ernst & Young LLP to audit the consolidated financial statements of the Company for the year ending December 31, 1998. The holders of Common Stock are being asked to ratify this appointment at the Annual Meeting. Ernst & Young LLP has been the Company's independent auditor since 1982. The Board of Directors unanimously recommends that shareholders vote FOR such ratification.

         Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so. They are expected to be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

         Holders of Common Stock having proposals which they desire to present at next year's Annual Meeting should, if they desire that such proposals be included in the Company's proxy and proxy statement relating to such meeting, submit such proposals in time to be received by the Company at its principal executive offices in Cross Lanes, West Virginia, no later than December 31, 1998. To be so included, all such submissions must comply with the requirements of Rule 14a-8 of the Commission under the Exchange Act. The Board of Directors directs the close attention of interested shareholders to that Rule.

                                  OTHER MATTERS

         At the date of this Proxy Statement, the Board of Directors knows of no matter to come before the meeting other than those stated in the notice of the meeting. As to other matters, if any, that may come properly before the meeting, it is intended that proxies in the accompanying form will be voted in accordance with the best judgment of the person or persons named therein.

         We hope that you will be able to attend this meeting in person, but if you cannot be present, please execute the enclosed proxy and return it in the accompanying envelope (no postage required) as promptly as possible.

                                        Otis L. O'Connor
                                        Secretary




April 1, 1998
Charleston, West Virginia

                                      PROXY

                              CITY HOLDING COMPANY

                              Post Office Box 7520
                      Cross Lanes, West Virginia 25313-7520

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints W. Harold Toothman and Dan W. Mooney as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of City Holding Company held of record by the undersigned on March 16, 1998 at the 1998 Annual Meeting of Shareholders to be held on April 28, 1998 or any adjournment thereof.

Management and the Board of Directors recommends a vote FOR Proposals 1 and 2.


1. PROPOSAL TO ELECT FIVE CLASS III DIRECTORS TO THE BOARD OF DIRECTORS TO SERVE THREE-YEAR TERMS

          ( ) FOR         (except as marked to                ( ) WITHOLD
                         the contrary below)                  AUTHORITY

                         D. K. Cales                          Robert D. Fisher
                         Jay Goldman                          William M. Frazier
                         C. Dallas Kayser

        To withhold authority to vote for any individual nominee, strike a line through the nominee's name above.

2. PROPOSAL TO RATIFY THE BOARD OF DIRECTORS' APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS FOR THE COMPANY FOR 1998

         ( ) FOR           ( ) AGAINST               ( ) ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2. You may revoke this proxy at any time prior to the time it is voted at the Annual Meeting.
                           (continued on reverse side)

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                      DATED: __________________________, 1998



                                     ----------------------------------------
                                                    Signature



                                     ----------------------------------------
                                                 Signature if held
                                                      jointly


                           Please mark, sign, date and return the proxy promptly using the enclosed envelope.